SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

November 12, 2003

MEDSTONE INTERNATIONAL, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-16752	66-0439440
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Columbia, Suite 100, Aliso Viejo, CA 92656
(Address of Principal Executive Offices)

(949) 448-7700
(Registrants’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

On November 11, 2003, Medstone International, Inc., a Delaware corporation (“Medstone”), Prime Medical Services, Inc., a Delaware corporation (“Prime”), and a wholly-owned subsidiary of Prime entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, the subsidiary will be merged into Medstone and, as the surviving corporation, Medstone will become a wholly-owned subsidiary of Prime (the “Merger”). As a result of the Merger, Medstone shareholders will receive $5.00 of Prime common stock for each share of Medstone common stock they hold, subject to cash payments for fractional shares. The number of Prime shares to be issued to Medstone shareholders will be calculated based on the average closing price of Prime common stock for the 30 trading days immediately preceding the third trading day before the closing of the transaction. The completion of the Merger is subject to approval by the shareholders of Medstone and of Prime and other conditions set forth in the Merger Agreement. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code, as amended.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description of the Merger Agreement is qualified by the full text of the Merger Agreement, which is incorporated herein by reference.

A joint press release announcing the execution of the Merger Agreement was issued on November 11 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 11 2003, Medstone also issued a press release announcing its financial results for the quarter ended September 30, 2003 a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item	7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

2.1	The Merger Agreement

2.2	The Voting Agreement.

99.1	Medstone International, Inc. and Prime Medical Services, Inc. joint Press Release dated November 11, 2003.

99.2	Medstone International, Inc. press release dated November 11, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDSTONE INTERNATIONAL, INC.

Dated: November 12, 2003	By:	/s/ MARK SELAWSKI
Mark Selawski Chief Financial Officer

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Exhibit Index

Number	Description

2.1	The Merger Agreement

2.2	The Voting Agreement

99.1	Medstone International, Inc. and Prime Medical Services, Inc. joint Press Release dated November 11, 2003.

99.2	Medstone International, Inc. press release dated November 11, 2003

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